UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information about the mutual release of claims and the amendments to the stock award agreements set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01. Copies of these agreements or the forms thereof are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed by Summit Hotel Properties, Inc. (the “Company”) on December 7, 2021, Daniel P. Hansen, Executive Chairman of the Company, notified the Company of his intent to retire from his position as Executive Chairman effective January 1, 2022 (the “Retirement Date”). On December 31, 2021, in connection with Mr. Hansen’s planned retirement, the Company entered into a mutual release of claims with Mr. Hansen (the “Agreement”), which will become effective after a customary seven-day revocation period, ending January 7, 2022, has passed. The Agreement provides that Mr. Hansen will receive compensation in accordance with Section 10 of the Amended and Restated Employment Agreement between Mr. Hansen and the Company effective January 15, 2021 as previously reported on the Current Report on Form 8-K filed by the Company on December 22, 2020, which provides for the following: (i) accelerated vesting on the Retirement Date of all unvested service-based restricted shares of common stock previously awarded to Mr. Hansen pursuant to those three certain Stock Award Agreements (Service-Based Shares), dated March 7, 2019, March 7, 2020, and March 8, 2021 between the Company and Mr. Hansen; (ii) the opportunity to earn unvested performance-based restricted shares of common stock in 2022 and 2023 based on the Company’s total shareholder return in accordance with the previously reported performance awards; (iii) One Million and No/100 dollars ($1,000,000.00) paid in twelve (12) equal or nearly equal monthly installments following the Retirement Date; (iv) reimbursement for COBRA premiums paid by Mr. Hansen for twelve (12) months following the Retirement Date; and (v) a release by each party of all claims against the other party.

In addition, on December 31, 2021, the Company and Mr. Hansen entered into amendments to those two certain Stock Award Agreements (Performance-Based Shares), dated March 7, 2019 and March 7, 2020, respectively, between the Company and Mr. Hansen (collectively the “Performance Awards”), the forms of which amendments are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K (the “Amendments”), to remove the requirement that Mr. Hansen remain employed by the Company to remain eligible to receive any shares that may vest.

This summary of the Agreement and the Amendments is qualified in its entirety by reference to the copies of such agreements filed as Exhibit 10.1 (Agreement), Exhibit 10.2 (amendment to Performance Award dated March 7, 2019) and Exhibit 10.3 (amendment to Performance Award dated March 7, 2020) to this Current Report on Form 8-K, respectively, which are hereby incorporated by reference into this Item 5.02.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to entering into the Agreement and the Amendments. Forward-looking statements are based on certain assumptions which can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Mutual Release of Claims dated December 31, 2021 between Summit Hotel Properties, Inc. and Daniel P. Hansen.

10.2	Form of First Amendment to Stock Award Agreement (Performance-Based Shares) between Summit Hotel Properties, Inc. and Daniel P. Hansen.

10.3	Form of First Amendment to Stock Award Agreement (Performance-Based Shares) between Summit Hotel Properties, Inc. and Daniel P. Hansen.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Dated: January 5, 2022		Executive Vice President, General Counsel, Chief Risk Officer and Secretary